ACQUISITION AGREEMENT


             This Acquisition Agreement (the "Agreement") is made and entered into as of this 4th day of November, 1996, by and between Virtual Technologies, Inc., a Nevada corporation, with its principal offices located at 2519 E. Thomas Rd., Phoenix, Arizona 85016, hereinafter referred to as "Buyer", and Dominion Capital Pty., Ltd., an Australian corporation, with its principal offices located at 3 Hewitt Street, Cheltenham, Victoria, Australia 3192, hereinafter referred to as "Seller".

                                    RECITALS

             WHEREAS,  Seller  owns  the  sales,  distribution,   marketing  and
manufacturing rights, world wide to the Solpower product, Soltron, the fuel enhancing product.

             WHEREAS, Seller desires to sell and Buyer desires to purchase the exclusive sales, distribution, marketing and manufacturing rights to the Solpower product, Soltron, encompassing the North American market (United States, Canada and Mexico) owned by Seller on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

             NOW THEREFORE, in consideration of the Recitals and the conditions and representations hereinafter set forth, the parties agree as follows:

1.           SELLER, hereby agrees to:

             A. Deliver the exclusive sales, distribution, marketing and manufacturing rights for the Solpower product, Soltron, encompassing the North America market (United States, Mexico and Canada).

             B. Provide up to $1 million on an "as needed" basis. These funds shall be used for operational costs and for the development and construction of manufacturing facilities in the metropolitan Phoenix (Arizona) area.

             C. Offer, on a first right of refusal basis, and possible contract basis, additional products and services to be considered and consequently offered by the Buyer. The acceptance or rejection of said products and services is to be at the discretion of the Buyer.

             D. Purchase the 3,520,000 shares for $440,000 of the Buyers Company's Common Stock as offered in the 504 Offering, dated November 4, 1996.

2.           BUYER, hereby agrees to:

             A. Purchase the exclusive sales, distribution, marketing and manufacturing rights to the Solpower product, Soltron, encompassing the North American Market (United States, Mexico and Canada). For these rights, Buyer, agrees to issue 5,000,000 (five million) Shares of its Common Stock. These shares shall be issued in the name of Seller and/or its nominees.

             B. Based solely on the gross sales figures of the Solpower product, Soltron in the North American Market, Buyer shall offer Stock Options to be issued in the name of the Seller and/or its nominees, as follows:

                      If gross sales for the product reach $10,000,000 (ten million), then Seller and/or its nominees shall have the option to purchase 1,500,000 (one million five hundred thousand) shares at $.20 (twenty cents) per share.

                      If gross sales for the product reach $15,000,000 (fifteen million), then Seller and/or its nominees shall have the option to purchase 2,000,000 (two million) shares at $.25 (twenty five cents) per share.

                      If gross sales for the product reach $20,000,000 (twenty million), then Seller and/or its nominees shall have the option to purchase 2,500,000 (two million five hundred thousand) shares at $.30 (thirty cents) per share.

                      If gross sales for the product reach $50,000,000 (fifty million), then Seller and/or its nominees shall have the option to purchase 5,000,000 (five million) shares at $.30 (thirty cents) per share.

                      If gross sales for the product reach $100,000,000 (one hundred million), then Seller and/or its nominees shall have the option to purchase 10,000,000 (ten million) shares at $.32 (thirty two cents) per share.

             C. See Item 1.B. above. Compensate Seller for the funds they provide by way of Convertible Preferred Shares. These Preferred Shares shall have conversion rights of 100 Common Shares for every one Preferred Share. Seller and/or its nominees shall receive 25,000 (twenty five thousand) Preferred Shares for every $100,000 (one hundred thousand) provided.

             D. See Item 1.C. above. Based solely on the gross sales figures of any new products and/or services that Seller brings to Buyer, Buyer shall offer Stock Options to be issued in the name of the Seller and/or its nominees, as follows:

                      If gross sales for the product reach $10,000,000 (ten million), then Seller and/or its nominees shall have the option to purchase 1,500,000 (one million five hundred thousand) shares at $.40 (forty cents) per share.

                      If gross sales for the product reach $15,000,000 (fifteen million), then Seller and/or its nominees shall have the option to purchase 2,000,000 (two million) shares at $.50 (fifty cents) per share.

                      If gross sales for the product reach $20,000,000 (twenty million), then Seller and/or its nominees shall have the option to purchase 2,500,000 (two million five hundred thousand) shares at $.75 (seventy five cents) per share.

                      If gross sales for the product reach $50,000,000 (fifty million), then Seller and/or its nominees shall have the option to purchase 5,000,000 (five million) shares at $.75 (seventy five cents) per share.

                      If gross sales for the product reach $100,000,000 (one hundred million), then Seller and/or its nominees shall have the option to purchase 10,000,000 (ten million) shares at $1.00 (one dollar) per share.

3. Anti-Dilution Provision - In the event that Buyers Corporation shall at any time subdivide the outstanding shares of common stock, or shall issue a stock dividend on its outstanding stock, the conversion price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in the case the corporation shall at any time combine the outstanding shares of common stock, the conversion price in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.

4. Term of Contract - The term of this Contract shall be 5 (five) years. This Agreement shall be in force upon the signing of this Agreement by Buyer and by Seller, and can only be canceled for good cause by notice in writing, by either party, with a thirty (30) day notice of cancellation. The compensation obligations of Buyer and Seller arising under this Agreement shall survive termination of this Agreement.

5.           Confidential Information

             A. Confidential Information shall mean all information relating to Buyer's business provided by Buyer to Seller and identified in writing as confidential at the time, or within fifteen (15) days, of the disclosure. Confidential Information does not include any material or information Buyer which has been or may hereafter be acquired by Seller from any third person not under binder of secrecy to Buyer, which is made public by Buyer, or which is otherwise in the public domain.

             B. Seller shall not in any manner communicate the Confidential Information of Buyer to any third party without Buyer's written consent. Seller shall not use the Confidential Information except for the purpose of providing services for the benefit of Buyer. Seller shall treat the Confidential Information with at least the same care in which Seller uses in the protection of Seller's own proprietary information.

6. Independent Parties - Buyer and Seller are independent parties and nothing contained herein shall be construed to mean otherwise. Any incidence of agency of other relationship shall be specifically outlined and attached hereto. Seller is not an employee or officer of Buyer and further indemnifies Buyer against any claim by any Federal or State Agency regarding the payment or withholding of employment related taxes on fees or commissions paid by Buyer in accordance with this Agreement.

7. Requisite Authority - Each party represents to the other party that all necessary corporate and/or such other approvals and authorizations needed to make this Agreement enforceable have been obtained by the undersigned. Each party will provide the other with documentation regarding such approvals and authorizations within five (5) days upon request by the other party.

8. Liability/Indemnification - Seller/Buyer shall in no way be held responsible or liable to Seller/Buyer or any other party for the performance of Seller/Buyer or the failure of Seller/Buyer in any capacity whatsoever in which the Seller/Buyer operates, including any and all contracts which Seller/Buyer may have with other parties. Seller/Buyer shall defend and hold harmless Seller/Buyer against any and all liability, claim, or demand on account of property loss or damage or others arising out of or in any manner connected with the performance of this Agreement, whether such injury, loss, or damage shall be caused by the negligence of Seller/Buyer, its employees, or any other party for whom Seller/Buyer is responsible, and Seller/Buyer, at its own expense, shall defend any and all actions based thereon and shall pay all attorney's fees and all costs and all other expenses arising therefrom; provided however, that this indemnity shall not cover any liability for damages caused by or resulting from any negligence of Seller/Buyer, his representatives, employees, or agents.

9. No Assignment - Neither party shall assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other party. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their heirs, personal representatives, successors and assigns.

10. Amendment or Modification - This Agreement may be amended or modified by, and only by, a written instrument executed by all signing parties.

11. Nonwaiver - The waiver of one breach or default hereunder shall not constitute the waiver of any subsequent breach or default.

12. Severability - In the event any one or more provisions of this Agreement are determined to be invalid or unenforceable, such provision or provisions shall be deemed severable from the remainder of this Agreement and shall not cause the invalidity of the remainder of this Agreement.

13. Governing Law - This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

14. Arbitration - Any controversy, claim, or dispute between the parties directly or indirectly concerning this Agreement or the breach thereof, or the subject matter hereof, including questions concerning the scope and applicability of this arbitration clause, shall be finally settled by arbitration in Scottsdale, Arizona in accordance with the rules then pertaining to the American Arbitration Association with regard to commercial arbitration.

15. Entire Agreement - This Agreement and the Exhibits hereto, as signed by the parties, sets forth the entire Agreement and understanding of the parties and merges all prior discussions and writings between them with regard to the services to be provided under this Agreement.

             The parties have executed this Agreement as of the date first set forth above.


Dominion Capital Pty, Ltd.                        Virtual Technologies, Inc.



   /s/ Peter Voss                                      /s/ Leif Schipper
   ------------------------                            ------------------------
By:  Peter Voss                                      By:  Leif Schipper




WITNESSED:

          By:    /s/ Eddie Williams       on this 4th day of November, 1996.
              ----------------------------

    ***Note: All dollar figures are represented in United States Dollars.***